UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 25, 2008

THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 — Financial Information

Item 2.02 Results of Operations and Financial Condition.

Attached and being furnished as Exhibit 99.1 is a copy of a press release of The Talbots, Inc. (“Talbots”), dated November 25, 2008, reporting Talbots financial results for the third quarter of fiscal year 2008.

Non-GAAP Financial Measures:

To supplement the Company’s financial results presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company uses, and has also included in the attached press release and may include as part of its accompanying conference call and webcast, certain non-GAAP financial measures. These non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures as disclosed by the Company may also be calculated differently from similar measures disclosed by other companies. To ease the use and understanding of our supplemental non-GAAP financial measures, the Company includes the most directly comparable GAAP financial measure.

The Company uses a certain non-GAAP financial operating measure which excludes the impact of the impairment of J. Jill intangibles.  Management uses this financial measure, together with GAAP results, in assessing operating performance. A material limitation of this financial measure is that impairment charges reflect an actual decrease in the carrying value of one or more assets based on estimates of fair value of those assets and are material items to an investor’s understanding of the Company’s financial position. Management compensates for this limitation by clarifying that this measure is an additional operating metric used for internal financial analysis and review of performance and should not be considered in isolation, and by providing the directly comparable GAAP financial measure and reconciliation.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1          Press Release of The Talbots, Inc., dated November 25, 2008.*

* Pursuant to Item 2.02 of Form 8-K, Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: November 25, 2008	By:	/s/ Edward L. Larsen
	Name:	Edward L. Larsen
	Title:	Senior Vice President, Finance, Chief Financial Officer and Treasurer